Comprehensive line of credit contract
NO: 00106082367

Party A：China Merchants Bank CO.，LTD. Shenzhen Longgang  Sub-branch
Party B：SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.
Party A agrees to provide credit facilities for Party B to use by the application of Party B. In accordance with the relevant laws and regulations, Party A and Party B make the agreement after the equal consultations, and signing the following terms of the contract.
I. Line of credit
1.1	Party A provides the credit line of RMB twenty five million (including other equal currencies, exchange rates convert according to the actual foreign exchange rate Party B announced.)
[√] Cyclic line of credit
[  ] One-off Line of credit
Cyclic line of credit is the maximum limit of the credit line balance during the period, including continuous and cyclic loan, trade financing, discounting bill of exchange, trade bill accepted, letter of guarantee, legal person’s account overdraft, domestic factoring, forward foreign exchange.
One-off line of credit is the total amount which is the sum of each business provided by Party B under the agreement, and shall not exceed the credit limits. Party B can not recycle the credit line, and businesses occupy the credit line until it is over .
Trade financing includes establishment of L/C, import documentary credit, delivery against bank guarantee, inward bill purchased under collection, packing credit, outward documentary credit, outward bill purchased under collection, import/export remittance financing, short-term financing, import factoring, export factoring (except two-factor system without recourse, hereinafter inclusive).
1.2 If Party A transacts businesses of the import factor, the domestic factoring without recourse, the amounts receivable occupy the credit line. If Party B applies for the business of domestic factoring with recourse and export factoring business, the basic acquisition provided by Party A (basic purchase money) takes the credit line.
1.3 In accordance with its internal process, Party B transfers L/C to the beneficiary by delegating other branches of China Merchants Bank after opening the L/C, the import documentary credit and shipping guarantee occurred under the line of credit take the credit line.
1.4 The credit line does not contain the margin or deposit pledged of the specific business provided by Party B or the third party under the agreement, hereinafter inclusive.
[  ] 1.5 Party A and Party B signed the credit agreement of number ------, since the effective date of this agreement, the outstanding amounts of the specific business under the credit line incorporate into it and take the credit line. (if this provision applies, please write √ in [ ])
2. The period of the credit line
The period is from Sep 1st 2010 to Sep 1st 2011. Party B should apply for the use of the credit during the period, and Party A will not accept the application out of the period except as otherwise provided.
3. The use of the credit line
3.1 The type and scope of the credit line
The credit line above belongs to (either-or and write √)

(√)3.1.1 Comprehensive line of credit contains the following type：

Working capital loans, trade bill accepted (margin is not less than 30 percent), forward foreign exchange (5 percent of the specific business is deducted from the margin credit line.)
Party B can transfer the business, and
[  ] All types of business can transfer.
[√]Part types of business can transfer, including working capital loans and trade bill accepted (not exceed CNY 20,000,000), forward foreign exchange without margin (not exceed CNY 5,000,000).
(---) 3.1.2 Single credit line
3.2 During the period, cyclic credit line can be circularly used and one-off can not. Party B must apply when using each single credit line which must be approved by Party A. The amount, deadline and use of each loan or other credit are decided by the contract and agreement signed by Party A and Party B or by the application of Party B.
Under the domestic factoring without recourse, “notice of transferring the debt of amount receivable” issued by Party A is approved by Party A, then they have reached “specific business contract”.
 3.3 The period of each loan and other credit is decided by the specific business between Party A and Party B, and the maturity date can be later than the maturity date of the credit line.
IV. Interest and expense
The rate of loan and financing and the expense of related businesses is paid in accordance with the contract of specific business.
V. Guarantee clause
5.1 The party under the agreement of all debt owed by the Party of Hong Kong Highpower Technology Co., Ltd., Pan Dangyu as the joint responsibility of the party guarantor, the Party shall issue the maximum amount of irrevocable letter of guarantee. And / or
5.2 The party under the agreement of all the debt owed by the Party or all --- its --- the right to dispose of property according to law for credit (pledged), and the two parties signed a guarantee contract.
Guarantor fails to sign this section and completed the security procedures security text, Party A has the right to refuse to provide credit.

IV. Rights and Obligations of Party B
6.1 Party B shall have the following rights:
6.1.1 the right to request Party A to provide the conditions of this agreement within the line of credit loans or other credit;
6.1.2 have the right to use the credit line agreement;
6.1.3 the right to request Party A to keep secret of the production, management, property, accounts, etc. provided by Party B except by law and regulations and regulatory authorities;
6.1.4 obtaining consent, the right to transfer debt to a third party.
6.2 Party B shall undertake the following obligations:
6.2.1 Party B shall truthfully provide the requested documents (including but not limited to the period required by Party A to provide real financial statements and annual financial reports, production, operation, management of major decisions and changes), and all bank accounts, account number and balance of deposits and loans, and to cooperate with Party A’s investigation, review and inspection;

6.2.2 Party B shall be subject to their use of credit funds and related production and management, supervision of financial activities;
6.2.3 should be under this Agreement and the specific contract and / or commitment to use only loans and / or other credit;
6.2.4 should be under this Agreement and the specific contract to repay the loan in full and on time, advances and other credit debt principal and interest;
6.2.5 obligations under this Agreement in whole or in part transferred to a third party, shall obtain a written consent;
6.2.6 Occurring the following circumstances Party B shall immediately notify the Party A, and actively cooperate with Party A under this Agreement, implement loans, advances and other credit debt principal and interest and reimbursement of all costs associated with security safeguards:
6.2.6.1 significant financial loss, loss of assets or other financial crisis;
6.2.6.2 To provide loans or provide guarantees for third-party guarantee, or to own property (rights) to provide credit (pledged) guarantee;
6.2.6.3 In case of merger (the merger), division, restructuring, joint (cooperative), property (shares) the right to transfer, joint-stock reform and other change matters;
6.2.6.4 occurred closure, revocation or cancellation of business license, the applicant or filed for bankruptcy, dissolution of the situation;
6.2.6.5 its controlling shareholders and other related company or major financial crisis, affecting its normal operation;
6.2.6.6 its controlling shareholders and other related material related party transactions between the company, affecting its normal operation;
6.2.6.7 its business or property status occurred a material adverse consequences of any litigation, arbitration or criminal or administrative penalties;
6.2.6.8 Other possible occurrence of major issues affecting their solvency.
6.2.7 shall not be delayed in their maturity and recourse debt management, or other appropriate disposition of unpaid principal existing property.

VII.  Rights and Obligations of Party A
7.1 Party A shall have the following rights:
7.1.1the right to request Party B to pay loans, advances and other credit debt principal and interest of this Agreement and the specific contract;
7.1.2 the right to request Party B to provide the information of credit ;
7.1.3 the right to know the production and operation and financial activities of Party B;
7.1.4 the right to supervise Party B to use the loan contract and / or other credit under this Agreement and the specific purpose of the contract;
7.1.5 to apply in L/C under its internal processes, the commission in favor of the location of other branches of China Merchants Bank to transfer L/C to the beneficiary;
7.1.6 the right to debit the account directly from the Party B’s account to repay the specific debt owed under the contract;
7.1.7 Party A has the right to transfer its claims, and the right to take appropriate ways, including but not limited to fax, mail, hand delivery, notice in the public media to notify party B assignment, and the collection.

7.1.8 Other rights under this Agreement.
7.2 Party A shall bear the following obligations:
7.2.1 provide the line of credit loans or other credit to Party B under this Agreement and the specific conditions stipulated in the contract;
7.2.2 Party A should keep the assets, finance, production, operation secret, except by laws and regulations, and as required by regulatory authorities.

VIII.  Party B shall in particular ensure the following matters
8.1 Party B is formally established under the laws and legal existence, the entity with legal personality, have full civil capacity and performance to sign the Agreement;
8.2 The signing and performance of this agreement has been obtained from the Board or any other authorized institutions;
8.3 Information of guarantors, collateral (pledge), mortgagors (quality) material documents, data, evidence, etc. provided by Party B is true, accurate, complete and effective, and does not contain significant errors or omit any material facts;
8.4 Party B should strictly compliance with the signing of specific contracts and issuing to the owner of the undertaking, trust receipts and other relevant documents in the agreement.
8.5 In signing this agreement there does not occur significant adverse consequences for the main property of Party B, such as litigation, arbitration or criminal, administrative penalties, and during the execution of this Agreement there will not happen to such litigation, arbitration or criminal, administrative punishment. If it occurs, Party B shall promptly notify Party A;
8.6 Strict compliance with national laws and regulations, strictly in accordance with the provisions, Party B should carry out the approved business scope of business license, and inspect by time and registration procedures;
8.7 To maintain or improve the existing management level, to ensure the value of existing assets increasing, do not give up any due claims, nor to free or other inappropriate disposition to deal with the existing main property;
8.8 Without Party A’s allowing, Party B shall not pay off other long-term debt in advance, and ---;
8.9 In signing this agreement, Party B does not have other major events to affect Party B’s obligations under the agreement.

IX. Other costs
The fees of the credit investigation, inspection, notary and other fees, and when Party B can not repay the debt owed by Party A under this Agreement, fees paid for the realization of legal fees, court costs, travel expenses , advertising fees, service fees, all costs borne by Party B in full, authorized by Party A to debit directly from the bank account of Party B. Shortfall, if any, Party B shall ensure the receipt of Party A's notice shown with repayment.

X  Events of Default and handling
10.1 One of the following circumstances is deemed to have an Event of Default:
10.1.1 breach of this Agreement, the obligations of Article 6.2.1, to the Party A providing false or conceal the true situation in the important case, not with the employer's investigation, review and inspection;

10.1.2 breach of this Agreement, the obligations of Article 6.2.2, no Party A to accept or avoid their use of credit funds and related production and management, supervision of financial activities;
10.1.3 breach of section 6.2.3 of the Agreement obligations, fails to agree to this Agreement and the specific contracts used for the purposes of loans and / or other credit;
10.1.4 breach of Article 6.2.4 of the protocol obligations, failure to this Agreement and / or the specific contract, full and on time repayment of loans, advances and other credit debt principal and interest;
10.1.5 breach of Article 6.2.5 of the protocol obligations unilaterally without the debt under this Agreement to a third party; or violation of Article 6.2.7 of the protocol obligations, lazy management, and recourse to the due claims, or improper disposition of free and other major existing property;
10.1.6 breach of this Agreement obligations under Article 6.2.6 provides that in the event which provides the situation, not timely notify Party A or Party B occurs which requires that the circumstances require Party B to increase the agreement debt under the safeguards do not match B, or Party of principal and interest that is not conducive to safe recovery of credit;
10.1.7 breach of this Agreement shall first 8.1,8.2,8.5, or contrary to section 8.3,8.4,8.6,8.7,8.8,8.9 article, fails Party called for an immediate correction;
10.1.8 the other party that the damage occurred the legitimate rights and interests of Party A's situation.
10.2 guarantor of the following circumstances, a Party that may affect the ability of the guarantor guarantees require the guarantor eliminate the adverse effects resulting or to request Party B to increase, replace the guarantee conditions, the guarantor and Party B is not complementary, that is deemed to have Event of Default:
10.2.1 Section 6.2.6 of the contract occurred similar to the situation described in one article;
10.2.2 an irrevocable guarantee issued by concealing their own responsibility of guarantee the actual capacity, or authorized access to the right authority;
10.2.3 late in the annual check up procedures;
10.2.4 lazy management and pursue their claims due, unpaid or otherwise inappropriate or dispose of existing principal property.
10.3 mortgagor (or pledgor) of the following circumstances, a Party that may cause collateral (or collateral) is not established or collateral (or quality of goods) less than the value of collateral required (or pledgor) to exclude this adverse effects, or to request Party B to increase, replace the guarantee conditions of security (or pledgor) and the Party does not match, that is regarded as an event of default has occurred:
10.3.1 of the collateral (or quality of goods) no ownership or disposition, or ownership dispute;
10.3.2 Collateral (or pledged property) incurred and rent, was closed down, was seized by regulators, there is the priority of the earlier statutory (including but not limited to, paragraph construction priority), etc., and / or concealment has occurred in such cases;
10.3.3 mortgagor without the written consent, the unauthorized transfer, lease, mortgage or any other further inappropriate disposition of collateral, although with a written consent or dispose of the mortgaged property, but income does not require by Party Party in the repayment of the debt owed by Party B;
10.3.4 mortgagor does not increase the collateral safekeeping, maintenance and repair, causing the value of the mortgaged property was derogatory; or directly endanger human conduct mortgage collateral, resulting in reduction of the value of collateral; or not the mortgage by the mortgagor during the period Party calls for collateral for insurance.

10.4 Upon the occurrence of any of the provisions of Article 10.1,10.2,10.3 event of default, the owner the right to separately or simultaneously to take the following measures:
10.4.1 the reduction of the line of credit under the Agreement, or stop the use of the remaining line of credit;
10.4.2 within the credit line in advance to recover the loan principal and interest has been paid and associated costs;
10.4.3 in the credit period for the Party a draft accepted or opening (including commission or turn on) the letter of credit, guarantee, delivery guarantee letter, etc., regardless of whether the advances Party, Party B may request side margin amount, or the other party in a prescribing into their margin account deposit account under the agreement as a settlement of advances to the next party margin, or the corresponding amount will be deposited by a third party, as a future advances for the B side margin;
10.4.4 Party A shall have recourse to the domestic factoring, export factoring the transferee from Party B under the accounts receivable has not been settled claims, the right to request Party B to perform an immediate repurchase obligations; for the Party In the domestic non-recourse factoring, import factoring the transferee under the accounts receivable of the party claims the right to recourse to Party B immediately.
10.4.5 Party B received settlement account by direct debit and / or other deposit account, in satisfaction of Party B under this Agreement and the specific obligations under the contract of all;
10.4.6 Article 13 under this contract recourse.
Ⅺ agreement and the lifting of the changes
This agreement of both parties reach a written agreement by consensus and can be changed and removed. Prior written agreement is reached, the agreement remains in force. Any party to this agreement will be allowed to unilaterally change, modify or discharge.
Ⅻ Other matters
12.1 in force of this Agreement, Party A Party B acts of any default or impose any delay tolerance, indulgence or delay the implementation of this Agreement Party shall be entitled to the interest or right, it can not harm, affect or limit in accordance with the relevant Party As the law and this Agreement shall be entitled to all rights of creditors and rights, not as a party to any violation of this Agreement the license or approval, nor as a party to abandon the breach of existing or future right to take action.
12.2 Agreement for whatever reason, to become null and void in law, or part of the clause invalid, Party B shall undertake to repay Party under this Agreement, all outstanding debt obligations. If this occurs, Party A is entitled to terminate this Agreement, and immediately to the Party B under this Agreement recover all debts owed.
12.3 Party A and Party B and this Agreement notice requirements shall be in writing.
Party Address: Lung Cheung Road, Central City, Longgang District, No. 8029
Party Address: Industrial Area, Longgang District Pinghu Luoshan
By hand delivery, the recipient sign as a service (the recipient rejected, deemed completed at the rejection); to submit postal correspondence, and sent as a service after the expiry of seven days; to submitted by fax, fax the recipient receives the fax as a delivery system.

Party to the media in the public notice to notify Party B or Party B claims for the transfer of collection matters, and the date of the announcement as a service.
Address change any of the parties shall promptly notify the other party, or to bear the loss which may arise.
12.4 The two sides agreed, under the trade finance business in all business applications, according to Party B's "chop reserved power of attorney" can be stamped with seal reserve, both sides recognized the validity of the signature.
12.5 A and B sides of this agreement by consensus on the outstanding issues, change issues a written supplementary agreement reached, and under this Agreement as of the particular contract attached hereto, and constitute an integral part of this agreement.
12.6 ---
12.7 ---
12.8 ---
Article 13 Applicable law and dispute resolution
13.1 This agreement is made, interpretation and dispute settlement are applicable PRC laws, A and B sides of the rights and interests of the PRC law.
13.2 A, B both in the performance of this agreement the disputes by consultation. The negotiation fails, either party may (three alternative, playing "√" choice):
【√】13.2.1 where the people's court to the party;
【---】13.2.2 to the arbitration committee for arbitration;
13.2.3 【---】submitted (if this election, the following Alternatively, mark "√" choice):
  【 ---】China International Economic and Trade Arbitration Commission
  【 ---】China International Economic and Trade Arbitration Commission --- Branch
Financial Disputes Arbitration Rules shall be in accordance with the arbitration.
13.3 The Agreement and the specific contracts for granted by both parties to enforce the effectiveness of the notary, the Party for the recourse to this Agreement and the specific B owed under the contract, directly to the people's court has jurisdiction to enforce .
Article 14 agreement comes into effect
This agreement of both parties the legal representative / responsible person or his authorized agent signature (or the cover name of chapter) and affix the official seal / seal the contract come into effect after the date of expiration of the period to the credit under this Agreement or B Party all the debts owed by Party and all other related costs automatically lapse date of settlement is completed (whichever is the later date).
Article 15 Supplementary Provisions
This agreement is in quadruplicates, Party, Party B and the guarantor, witness the agency keeps one copy, have the same legal effect.

Special Note: all of the terms of this Agreement by the parties had a full consultation. Bank has drawn special attention to the other parties to waive or limit the responsibility of banks, the banks have some of the unilateral right to increase or limit the liability of other parties to the rights of other parties to the terms, and its comprehensive and accurate understanding. Banks should be the requirements of other parties to the terms of the corresponding instructions. Contracting parties understand the terms of this Agreement consistent.

Party A (Stamp)：China Merchants Bank CO.，LTD. Shenzhen Longgang  Sub-branch
Signature of legal representative or deputy: /s/ [illegible signature]
Date: 8 Nov, 2010

Party B (Stamp)：SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.
Signature of legal representative or deputy: /s/ Pan Dangyu
Date: Sep 25, 2010